Exhibit 24

Power of Attorney

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Zachary Tackett, Darren Thayer, and Duke Chen, or any of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

1.	Do any and all acts and things and to execute any and all instruments which said attorney-in-fact may deem necessary or advisable in furtherance of the business and affairs of the Company (as defined below), as fully to all intents and purposes as he or she might or could do in person, and relating to (i) compliance by the company with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended (the “1933 Act”), and the Securities Exchange Act of 1934, as amended (the “1934 Act”) (together, the “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (the “SEC”) in respect thereof; (ii) filing by the Company of any and all registration statements on Form N-14 or otherwise pursuant to the Acts and any amendments thereto, including applications for exemptive orders, rulings or filings of proxy materials; and (iii) signing in the name and on behalf of the undersigned as a Director or officer of the Company any and all such filings, and the undersigned does hereby ratify and confirm all that said attorney-in-fact shall do or cause to be done by virtue thereof;

2.	Prepare, execute for and on behalf of the undersigned, and submit to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of Forms D (“Form D”) required to be filed in accordance with Rule 503 (“Rule 503”) promulgated with respect to Sections 4(2), 4(6), and 3(b) of the 1933 Act and reports required by Sections 13(d) and 16(a) of the 1934 Act or any rule or regulation of the SEC;

3.	Prepare and execute for and on behalf of the undersigned, in the undersigned’s capacity as a director, officer, investment adviser and/or authorized person or affiliate thereof, of ASA Gold & Precious Metals Ltd. (the “Company”), federal and state securities laws filings, including without limitation Forms D pursuant to Rule 503 and Schedules 13D and 13G and Forms 3, 4, and 5, including amendments thereto, in accordance with Sections 13(d) and 16(a) of the 1934 Act and the rules thereunder;

4.	Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such federal and state securities law filings, including without limitation, Forms D, ID, 3, 4, and 5, and Schedules 13D and 13G, complete and execute any amendment or amendments thereto, and timely file those forms with the SEC and securities administrators of any state, the District of Columbia, the Commonwealth of Puerto Rico, Guam, and the United States Virgin Islands or their designees any stock exchange or similar authority; and

5.	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted in this Power of Attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted, whether the same needs to be executed, taken or done by the undersigned in his/her capacity as a current or former member, partner, shareholder, director or officer of the Company or other entity connected with, related to, or affiliated with the Company.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with federal and state securities laws, including without limitation Rule 503 of the 1933 Act or Section 13 and Section 16 of the 1934 Act.

This Power of Attorney and all authority conferred hereby shall remain in full force and effect and shall not be terminated by operation of law, whether by the death or incapacity of the undersigned or by occurrence of any other event. Actions taken by an attorney-in-fact pursuant to this Power of Attorney shall be as avalid as if any event described in the preceding sentence had not occurred, whether or not the attorney-in- fact shall have received notice of such event. Notwithstanding the foregoing, (i) in the event that an attorney-in-fact is no longer employed by the Company or one of its service providers or affiliates, this Power of Attorney and all authority conferred hereby shall be immediately terminated with respect to such Attorney; and (ii) the undersigned may terminate or revoke this Power of Attorney at any timein a signed writing delivered to the foregoing attorneys-in-facts.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of June, 2025.

Maryann Bruce

[Signature Page to the Power of Attorney]